SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this "Agreement") is entered into this 16 day of August, 2006, by and between NATURADE, INC., a Delaware corporation, with its principal location being 601 Valencia Avenue, Suite 150, Brea, California 92823 ("NATURADE"), and ONE WORLD SCIENCE, INC., a California corporation, with its principal address being 11726 San Vicente Blvd., Suite 300, Los Angeles, California 90049 ("OWS"). NATURADE and OWS are hereinafter sometimes referred to as a "Party" or collectively as the "Parties".

RECITALS:

WHEREAS, the Parties desire to enter into an agreement pursuant to which OWS will, at the direction of NATURADE, provide Services as set forth and defined below;

WHEREAS, the Parties intend that this Agreement result in a source of timely, high quality, low cost services and products;

NOW THEREFORE, upon the foregoing representations, and the promises, terms, and conditions set forth below, the Parties hereto agree as follows:

I. TERM AND RENEWAL

A. **Initial Term.** This Agreement is effective on the date of execution by both Parties, and will terminate one (1) year from such date (the "Initial Term"), unless earlier terminated in accordance with Section IX.

B. **Extension.** This Agreement shall be automatically extended for successive one (1) year terms, unless earlier terminated in accordance with Section IX.

II. SERVICES

NATURADE hereby appoints OWS, and OWS hereby accepts the appointment by NATURADE, to provide and perform each of the following services (collectively, the "Services"):

A. **Manufacturing and Packaging Coordination Services**: the coordination of the manufacturing and packaging of products;

B. **Warehouse, Inventory Management and Distribution Services:** warehousing, inventory management and distribution services with respect to its product, including, without limitation, order fulfillment and product logistics. Except for express written instructions from NATURADE, OWS shall have absolute discretion regarding methods and procedures followed in the handling, storage and transport of products and OWS shall be entitled and hereby authorized by NATURADE to employ the service of any licensed carrier for the purposes of shipping the products;

C. **Advertising Services:** advertising and promotional services; provided, however, that any advertising or other promotional material, in whatever medium developed by OWS and to be used by OWS in connection with the performance of the Services (the "Advertising") shall be submitted for prior approval to NATURADE at least three (3) days prior to the date such Advertising will be released to the public. If NATURADE does not object in writing to the form of Advertising submitted for its approval, any such Advertising shall be deemed to have been approved by NATURADE on the third (3rd) day following such submission;

D. **Customer Support Services**: the provision and coordination of customer support services, including a dedicated NATURADE customer support representative and toll free numbers for consumer calls;

E. **Sales Services:** sale of all product lines in all channels and in all markets, including, but not limited to direct sales, retail service, planogram resets, account calls, new item introductions, new vendor/new item setup, modular management, PDQ/promo event planning, defending against brand knockoffs, strategic planning and conducting quarterly account reviews (i) developing logistics, sales, and marketing information relevant to introducing products into distribution channels; (ii) identifying key contact persons within target channels; (iii) developing a mass market sales proposal geared to target various mass market distribution channels; (iv) making mass market sales calls and sell-in presentations; (v) coordinating and managing with NATURADE the logistics and supply chain management issues arising in connection with mass market sales; (vi) making sales calls as NATURADE's sales representative; (vii) providing sales services for products (such services to include but not be limited to: sell-in of promotional allowance programs, development of shelf-sets, dealing with day-to-day business and operational issues, reporting on sales and competitive sales activity, reporting competitive product pricing, promotional and marketing activity, and similar sales services); and (viii) measuring sell-through and evaluating effectiveness of NATURADE's mass market programs; and

F. **Management, Financial and Legal Services**. all of the management, financial, payroll, legal and any other functions necessary and incidental to the operations of NATURADE and reasonably necessary to carry out the services set forth above.

III. PAYMENT OF FEES AND EXPENSES

As complete and adequate compensation for any of the Services (other than Management, Financial and Legal Services and subcontracted Services) rendered by OWS to NATURADE, NATURADE agrees to compensate OWS based on the actual cost incurred by OWS in rendering such Services, including the fully burdened costs of OWS employees incurred by OWS in rendering such Services, plus an amount equal to twenty-five percent (25%) of such amounts. NATURADE agrees to pay a flat fee of $20,000 a month for the Management, Financial and Legal Services. For any Services that are subcontracted by OWS, OWS shall receive compensation in an amount equal to the actual amounts invoiced by third parties to OWS for such Services, plus three percent (3%) of such amounts. With respect to the Services provided, NATURADE shall also pay to OWS an amount sufficient to fund all of the costs and expenses incurred by OWS in providing such Services to NATURADE. Any expenses that exceed $2,500 are required to be approved in writing in advance of any such cost or

expenditure. OWS will invoice NATURADE in such manner and at such times as determined by mutual agreement of the Parties hereto and such invoice will be paid promptly upon receipt.

IV. PAYMENT TERMS

On or before the tenth (10th) day following the end of each month, OWS will invoice NATURADE for Services rendered hereunder for the previous month and include in such invoices a description of the Services and corresponding fees, costs, expenses and all applicable taxes payable in respect thereof. Payment of each invoice shall be due on or before the last day of the month in which NATURADE receives such invoice (the "Due Date"). All amounts owing by NATURADE to OWS under this Agreement which are not paid by the Due Date shall be charged interest from the date of invoice until paid in full at the rate of 1% per month. NATURADE may, in good faith, contest the amount of an invoice provided by OWS by specifying the basis for contesting the invoice and paying to OWS when due the portion of the invoice not contested. OWS and NATURADE agree to work expeditiously to resolve any billing disputes.

V. OWNERSHIP AND LICENSE OF INTELLECTUAL PROPERTY

A. **NATURADE Ownership**. As between NATURADE and OWS, NATURADE shall be the exclusive owner of all of its "Intellectual Property" which includes, but is not limited to the worldwide intangible legal rights or interests evidenced by or embodied in (i) any idea, design, concept, method, process, technique, formula, know-how, plans, technology, apparatus, invention, discovery, or improvement, including any patents, patent applications, trade secrets, and know-how; (ii) any work of authorship, including any copyrights, industrial designs, registration or moral rights recognized by law, (iii) any trademarks, service marks, trade names, trade dress, domain names, logos and associated goodwill, and (iv) any other proprietary technology or material in which similar rights exist. OWS further agrees that any product of the services performed for NATURADE is work-made-for-hire and is, and shall remain, the exclusive property of NATURADE. The rights and obligations under this section shall survive the termination of this Agreement.

B. **License Grant**. NATURADE hereby grants to OWS, and OWS hereby accepts, (a) a non-exclusive license to manufacture and have manufactured for its own account, NATURADE products, (b) a license to promote, market, distribute, commercialize and sell the Products into all channels throughout the world and (c) a non-transferable, exclusive license to use the OWS trademarks on and in connection with the products. Except as otherwise expressly set forth herein, as between the parties, all rights, title and interest in and to the Intellectual Property shall at all times remain with NATURADE. OWS acknowledges and agrees not to contest NATURADE's proprietary rights in the Intellectual Property and shall not contest the validity of said proprietary rights, nor shall OWS willingly become an adverse party in litigation in which others shall contest said rights. In addition thereto, OWS shall not in any way seek to avoid its obligations hereunder because of the assertion or allegation by any persons, entities or government agencies, bureaus, or instrumentalities that any part of said rights is invalid or ineffective or by reason of any contest concerning the said rights.

VI. COMPLAINTS AND INVESTIGATIONS

OWS agrees to (i) promptly disclose to NATURADE manufacturing issues, complaints, investigations or inquiries regarding its products, (ii) cooperate with NATURADE in the investigation and evaluation of any customer complaint regarding a product, and (iii) cooperate with and provide information in its possession to NATURADE in connection with any investigation or inquiry by any regulatory agency into any product.

VII. INDEMNIFICATION

A. **OWS Indemnification**. OWS shall indemnify, defend, and hold harmless NATURADE and its customers, against and from any and all liability, actions, proceedings, claims, demands, suits, outlays, damages, and expenses, including without limitation attorneys' fees and costs, arising out of or related to any act or omission of OWS, or any representative, agent, or employee of OWS, including without limitation actions or claims of negligence, strict liability and/or breach of warranty (express or implied). Upon receipt, OWS shall notify NATURADE of any such claims or proceedings in a timely manner, and shall otherwise reasonably cooperate with NATURADE in defending the same.

B. **NATURADE Indemnification**. NATURADE shall indemnify, defend, and hold harmless OWS against and from any and all liability, actions, proceedings, claims, demands, suits, outlays, damages, and expenses, including without limitation attorneys' fees and costs, arising out of or related to the sole act or omission of NATURADE, or any representative, agent, or employee of NATURADE. Upon receipt, NATURADE shall notify OWS of any such claims or proceedings in a timely manner, and shall otherwise reasonably cooperate with OWS in defending the same.

VIII. INSURANCE

NATURADE and OWS shall maintain insurance in such amounts and with such scope of coverage as are adequate to cover their respective indemnification obligations under this Agreement.

IX. TERMINATION

This Agreement may be terminated by either Party upon sixty (60) days prior written notice. Upon termination, OWS shall return to NATURADE or destroy all of its Confidential, proprietary or trade secret Information.

X. CONFIDENTIALITY

OWS acknowledges that during the course and scope of this Agreement, OWS shall receive and have access to NATURADE's proprietary or confidential information relating to the development, manufacture, sale and marketing of the Products, including, without limitation, information relative to NATURADE's inventions, designs, improvements, market strategies, trade secrets, customer lists, patents, trademarks and other intellectual property and other confidential and proprietary information not generally known to the public (collectively, "Confidential Information"). This Confidential Information may include confidential or proprietary information acquired from NATURADE, its employees,

consultants or representatives or developed by OWS at the request of NATURADE. OWS agrees not to make use of the Confidential Information for any purpose other than to provide the Services hereunder to NATURADE. OWS shall maintain all Confidential Information in confidence and shall not reveal or disclose, directly or indirectly, the Confidential Information to any other person or entity for any purpose, without the prior written consent of NATURADE. OWS agrees to take all reasonable and necessary measures to ensure that there are no unauthorized disclosures of such Confidential Information, which measures shall include at least the same measures OWS takes to protect its own confidential and proprietary information.

XI. MISCELLANEOUS PROVISIONS

A. **Relationship of the Parties:** OWS is and shall remain an independent contractor to NATURADE throughout the term of this Agreement. This Agreement shall in no way constitute or create a partnership, joint venture or agency between the Parties. Neither Party shall pledge the credit of the other, or incur any obligation on behalf of the other unless expressly provided for in this Agreement.

B. **Force Majeure:** Neither Party shall be liable, and each Party shall be excused, for any failure or delay in performance hereunder, in whole or in part, if and to the extent that such failure or delay is caused by fire, explosion, embargo, strikes, riots, sabotage, wars, public enemy, accidents, Acts of God; voluntary or involuntary compliance with any valid or invalid law, regulation or order of any governmental agency or authority; lack of or delay or interruption in transportation facilities, or similar causes beyond the reasonable control of such Party. Performance shall be made and accepted as soon as reasonably possible after the termination of such cause. Notwithstanding the foregoing, if OWS' performance is continuously delayed for more than thirty (30) days, then NATURADE, in its sole discretion, may immediately terminate this Agreement at any time thereafter upon written notice to OWS.

C. **Taxes and Assessments:** Any local, county or State sales, personal property, use, or excise tax, levies or assessments whatsoever imposed on the manufacture, supply or distribution of products during the term of this Agreement, shall be solely borne by NATURADE.

D. **No Waiver:** No Party's failure to require or enforce any term or condition of this Agreement at any time, shall affect, limit, or waive such Party's right thereafter to enforce and compel the later performance of same, and/or to require strict compliance with each and every other term and condition of this Agreement by the other Party.

E. **Captions:** Captions to sections of this Agreement are for convenience only, are not a part of this Agreement, and do not in any way limit or amplify the terms and conditions of this Agreement.

F. **Notices:** Any notice required or otherwise given pursuant to this Note shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, addressed as follows:

Notices to NATURADE shall be addressed to:

Naturade, Inc.
601 Valencia Avenue, Suite 150
Brea, California 92823
Attention: Richard Munro
Telephone: (949) 910 - 6600
Facsimile: (____) ____ - _______

Notices to OWS shall be addressed to:

One World Science, Inc.
11726 San Vicente Blvd., Suite 300
Los Angeles, California 90049
Attention: Gary Cannon
Telephone: (858) 391 - 9083
Facsimile: (858) 381 - 9084

G. **Choice of Law/Arbitration:** This Agreement shall be construed and performed under the laws of the State of California. Any claim or controversy between NATURADE and OWS arising out of or relating to this Agreement, or the breach thereof, or the commercial or economic relationship of the Parties shall be settled by mandatory binding arbitration in accordance with the Commercial Arbitration Rules of the Judicial Arbitration and Mediation Service ("JAMS"). There shall be only one arbitrator in any such proceeding. Such arbitration shall be held exclusively in Orange County, California. Service of memoranda and other papers, exchange of documents, and communications with the tribunal may be handled in any manner directed by the arbitrator. A stenographic transcription of the proceedings shall be made at the request of either Party, the costs of same to be borne equally by both Parties. The arbitrator shall determine the rights and obligations of the Parties under the substantive law of the State of California. The final award: (i) shall set forth the grounds, factual and legal upon which it is rendered; (ii) may allocate between the Parties, if proper, the costs of the proceeding; (iii) may award one Party (whether or not the prevailing Party) all or part of the legal costs, including attorneys' fees, imposed on such Party by the unreasonable, frivolous or dilatory conduct in the course of the arbitration by the other Party; (iv) shall award to the prevailing Party its reasonable legal costs, including attorneys' fees, the prevailing Party being that Party who has on whole prevailed over the other on the merits of the proceeding; (v) may include pre-award interest as is equitable and/or just; and/or (vi) may grant other, further and/or equitable relief as is just and provided by the Commercial Arbitration Rules. Prior to making an award, the arbitrator may issue equitable and/or provisional relief otherwise available under the laws of the State of California, upon proper and customary showing of need for such relief.

H. **Assignment:** This Agreement contemplates the performance of personal services by OWS, and a major consideration for its execution by NATURADE has been NATURADE's reliance upon OWS' expertise and ability to perform as agreed. As such, this Agreement may not be assigned by

OWS for any reason, either in whole or in part, whether by voluntary act or operation of law, without NATURADE's prior written consent. Any attempt to assign this Agreement in violation of the terms and conditions of this Subsection H shall be null and void. If a controlling interest in OWS' business is transferred, sold, or acquired by a third party, such occurrence will be deemed an assignment by OWS and NATURADE may then declare, in its sole discretion, a default of this Agreement subject to immediate termination, with NATURADE having no further obligations whatsoever. OWS may assign this Agreement to any subsidiary, parent or affiliated company or successor to substantially all of its business, and/or of any brand contemplated hereunder, without the consent of NATURADE.

I. **Successors**: This Agreement shall be binding upon and shall inure to the benefit of the Parties, their heirs, executors, administrators, successors and authorized assigns.

J. **Counterparts:** This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

K. **Modification/Severability:** This Agreement shall be deemed modified to the extent necessary to comply with any Federal or State law. The invalidity or unenforceability of any provision hereof shall not prejudice or affect in any way the validity or enforceability of any other provision.

L. **Time of Essence:** Time is of the essence of this Agreement.

M. **Entire Agreement/Amendments:** The terms and conditions of this Agreement constitute the entire Agreement between the Parties, and supersede and cancel all previous communications, representations, agreements and/or understandings, oral or written, if any, between the Parties hereto with respect to the subject matter of this Agreement. No other agreement or understanding waiving, varying, amending or extending any term or condition of this Agreement shall be binding upon either Party, unless set forth in written form specifically referring to this Agreement and signed by duly authorized representatives of both Parties.

IN WITNESS WHEREOF, the Parties hereto are deemed to have executed this Agreement as of the day and date first above written.

ONE WORLD SCIENCE, INC.,
a California corporation

By: [signature]

Name: Gary Curtis Cannon

Title: Secretary

NATURADE INC.,
a Delaware corporation

By: [signature]

Name: Richard Munro.

Title: CEO